UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 5, 2010

Mac-Gray Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On February 5, 2010, Mac-Gray Corporation (the “Company”) entered into Amendment No. 3 to the Senior Secured Credit Agreement dated as of April 1, 2008 (as amended) among the Company, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Amendment”).  The Amendment modifies the covenant limiting the amount of Restricted Payments (including cash dividends and share repurchases) that may be made by the Company by increasing the limit to $10.25 million, with a sub-limit on share repurchases of $6 million.  A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

On February 5, 2010, the Company completed the sale of its wholly-owned subsidiary, Intirion Corporation (“Intirion”), to MF Acquisition Corp., a subsidiary of Danby Products, Inc.  The Company sold all of the capital stock of Intirion for a cash purchase price of $8.5 million, subject to a post-closing working capital adjustment.  Intirion markets and sells the Microfridge line of products, primarily combination refrigerators/freezers/microwave ovens, to colleges, hotels and motels, and assisted living facilities, as well as to the federal government for military housing.  The assets of Intirion included principally inventory and other current assets, customer and other contracts and intellectual property.  A copy of the Stock Purchase Agreement dated February 5, 2010 between the Company and MF Acquisition Corp. is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01  Other Events

On February 8, 2010, the Company issued a press release announcing that its board of directors had approved the initiation of a quarterly dividend policy for the Company’s common stock and declared a dividend of $0.05 per share.  The dividend is payable on April 1, 2010 to shareholders of record of the Company’s common stock as of the close of business on March 1, 2010.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

Filed as Exhibit 99.2 of this report and incorporated herein by reference are the Company’s Unaudited Pro Forma Income Statements for the twelve months ended December 31, 2006, December 31, 2007 and December 31, 2008, the Company’s Unaudited Pro Forma Balance Sheet as of September 30, 2009, the Company’s Unaudited Pro Forma Income Statements for the nine months ended September 30, 2008 and September 30, 2009, and Notes to the Unaudited Pro Forma Financial Statements.

(d)                                  Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Senior Secured Credit Agreement dated as of February 5, 2010 among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent
10.2	Stock Purchase Agreement dated as of February 5, 2010 between Mac-Gray Corporation and MF Acquisition Corp.
99.1	Press release of Mac-Gray Corporation dated February 8, 2010
99.2

Unaudited Pro Forma Income Statements of Mac-Gray Corporation for the twelve months ended December 31, 2006, December 31, 2007 and December 31, 2008, Unaudited Pro Forma Balance Sheet of Mac-Gray Corporation as of September 30, 2009, Unaudited Pro Forma Income Statements of Mac-Gray Corporation for the nine months ended September 30, 2008 and September 30, 2009, and Notes to the Unaudited Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: February 11, 2010	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 3 to Senior Secured Credit Agreement dated as of February 5, 2010 among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent

10.2	Stock Purchase Agreement dated as of February 5, 2010 between Mac-Gray Corporation and MF Acquisition Corp.

99.1	Press release of Mac-Gray Corporation dated February 8, 2010

99.2

Unaudited Pro Forma Income Statements of Mac-Gray Corporation for the twelve months ended December 31, 2006, December 31, 2007 and December 31, 2008, Unaudited Pro Forma Balance Sheet of Mac-Gray Corporation as of September 30, 2009, Unaudited Pro Forma Income Statements of Mac-Gray Corporation for the nine months ended September 30, 2008 and September 30, 2009, and Notes to the Unaudited Pro Forma Financial Statements